Exhibit 23.1


               CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Experts" and "Selected Consolidated Financial Data" in the Registration Statement (Form S-2 No. 333-34937) of the United Stationers Inc. (the "Company") filed October 6, 1997 with the Securities and Exchange Commission and to the incorporation by reference thereof in the Registration Statement (Form S-8) of the Company dated October 10, 1997, pertaining to the United Stationers Inc. Management Equity Plan. We also consent to the incorporation by reference therein f our reports dated January 28, 1997, with respect to the consolidated financial statements and schedule of the Company as of and for each of the years ended December 31, 1996 and 1995, and dated June 27, 1995, with respect to the consolidated financial statements and schedule of United Stationers Inc. (prior to its merger with Associated Holdings, Inc.) for the seven months ended March 30, 1995 which are included in the Company's Annual Report (Form 10-
K) for the year ended December 31, 1996 and the Company's Registration Statement (Form S-2 No. 333-34937), both filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP


Chicago, Illinois
October 9, 1997